SUB-ITEM 77Q3

AIM INTERNATIONAL CORE EQUITY

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 4/30/2008
FILE NUMBER 811-6463
SERIES NO.: 11


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                     $1,010
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                       $116
       Class C                                                       $191
       Class R                                                        $36
       Investor Class                                                $445
       Institutional Class                                         $6,488

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                     0.1754
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                     0.0604
       Class C                                                     0.0604
       Class R                                                     0.1370
       Investor Class                                              0.1754
       Institutional Class                                         0.2649

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                      6,142
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                      1,789
       Class C                                                      3,179
       Class R                                                        259
       Investor Class                                               2,510
       Institutional Class                                         27,453

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $13.75
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                     $13.64
       Class C                                                     $13.31
       Class R                                                     $13.72
       Investor Class                                              $13.94
       Institutional Class                                         $13.81